Exhibit 99.1

RH REPORTS SECOND QUARTER 2022 RESULTS

CORTE MADERA, Calif.--(BUSINESS WIRE)—September 8, 2022--RH (NYSE: RH) has released its financial results for the second quarter ended July 30, 2022, in a shareholder letter from Chairman and Chief Executive Officer Gary Friedman, available on the Investor Relations section of its website at ir.rh.com.

As previously announced, RH leadership will host a live conference call and audio webcast at 2:00 pm Pacific Time (5:00 pm Eastern Time) today. The conference call may be accessed by dialing 800.715.9871 or 646.307.1963 for international callers. The call and replay can also be accessed via audio webcast at ir.rh.com.

ABOUT RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com, RHContemporary, RHModern.com, RHBabyandChild.com, RHTEEN.com and Waterworks.com.

CONTACTS

PRESS CONTACT

truthgroup@RH.com

INVESTOR RELATIONS CONTACT

Allison Malkin, 203.682.8225, allison.malkin@icrinc.com